UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2012

LifeVantage Corporation

(Exact name of registrant as specified in its charter)

Colorado	000-30489	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9815 S. Monroe Street, Suite 100, Sandy, UT		84070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

LifeVantage Corporation (the “Company”) has scheduled its fiscal year 2013 Annual Meeting of Shareholders (the “FY 2013 Annual Meeting”) to be held at the Company’s offices in Sandy, Utah on November 14, 2012. The record date for shareholders entitled to receive notice of and to vote at the FY 2013 Annual Meeting will be September 24, 2012.

Advance Notice Deadline for Rule 14a-8 Shareholder Proposals

Because the date of the FY 2013 Annual Meeting is more than 30 days prior to the anniversary of the fiscal year 2012 annual meeting of the Company’s shareholders, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, shareholders must deliver written notice of such proposals for inclusion in the Company’s proxy statement relating to the FY 2013 Annual Meeting to LifeVantage Corporation, Attention: Corporate Secretary at 9815 South Monroe Street, Suite 100, Sandy, Utah 84070 no later than the close of business on September 14, 2012. Rule 14a-8 proposals must also comply with the requirements of Rule 14a-8 and other applicable law, or otherwise may be omitted from the Company’s proxy statement.

Advance Notice Deadline for Director Nominations and Other Shareholder Proposals

In accordance with the Company’s bylaws, if a shareholder wishes to present a proposal, including a director nomination, at the FY 2013 Annual Meeting and the proposal is not intended to be included in the Company’s proxy statement relating to the FY 2013 Annual Meeting, the shareholder must give advance notice in writing to LifeVantage Corporation, Attention: Corporate Secretary at 9815 South Monroe Street, Suite 100, Sandy, Utah 84070 no later than the close of business on September 10, 2012. If a shareholder fails to give timely notice of a proposal, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the FY 2013 Annual Meeting. In addition, the Company’s bylaws include other requirements for the submission of proposals and the nomination of candidates for director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 29, 2012	LifeVantage Corporation

	By:	/s/ Rob Cutler
Rob Cutler General Counsel